Exhibit 99.1

Proginet Announces Profitable First-Quarter 2010 Financial Results, Annual Shareholder Meeting to Take Place

Garden City, N.Y.—November 17, 2009—Proginet Corporation [OTCBB: PRGF.OB], a world leader in multi-platform file transfer solutions, today announced financial results for the first quarter of fiscal 2010, which ended October 31, 2009. Total revenues for the quarter were $2,166,379, compared to total revenues of $2,863,368 in the equivalent period of fiscal 2009. Proginet reports net income of $78,519 for the quarter, compared to a loss of $3,252 for the equivalent period last year.

“As I stated in Proginet’s announcement on November 6, we are confident that our efforts to optimize the Company will continue to yield improvements in both operational and financial performance,” stated Sandy Weil, Proginet’s President and CEO. “We will maintain our hard work in this regard and look forward to the rest of fiscal 2010.”

Proginet notes that today’s results are in line with preliminary numbers announced on November 6, 2009. Mr. Weil will discuss first-quarter results at the conclusion of today’s Annual Shareholder Meeting (full details below).

Annual Shareholder Meeting Today
Proginet's Annual Shareholder Meeting will be held at the offices of Proginet Corporation, 200 Garden City Plaza, Garden City, N.Y. 11530, on Tuesday, November 17, 2009, at 4:30 p.m. Eastern Time. Shareholders of record at the close of business on September 28, 2009, should have received notification of the meeting, with voting instructions, during the month of October.

Dial-in instructions for the Annual Shareholder Meeting and review of the end of quarter results are included below.

To listen or participate, shareholders should call the numbers below immediately prior to the meeting (you will need all of the following information):

Date and Time: Tuesday, November 17, 2009, at 4:30 p.m.
Leader: Mr. Sandy Weil
Passcode: AGM
Domestic Dial-in: 1 (888) 603-7097
International Dial-in: 1 (312) 470-7056

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To receive press releases and other corporate communications directly from Proginet, please e-mail investor@proginet.com or call (516) 535-3600.

FINANCIAL HIGHLIGHTS

Statement of Operations	Quarter ended October 31,
	2009 (unaudited)	2008 (unaudited)
Software license revenue	$631,255	$1,454,606
Software maintenance fees and other	1,439,122	1,332,622
Professional services	96,000	76,138
Total revenues	2,166,377	2,863,366
Total operating expenses, net	2,087,858	2,866,618
Net income / (loss)	$78,519	$(3,252)
Income / (loss) per share	-	-

Balance Sheets
	Quarter ended October 31, 2009 (unaudited)	Year ended July 31, 2008
Cash	$1,545,619	$1,106,349
Trade accounts receivable, net	1,054,878	2,366,174
Property and equipment, net	299,040	323,478
Capitalized software development cost, net	4,117,954	4,080,434
Purchased software and other intangibles, net	240,435	375,480
Other assets	271,181	242,920
Total assets	$7,529,107	$8,494,835

Accounts payable and accrued expenses	$802,169	$1,261,654
Deferred revenues	2,156,818	2,869,357
Deferred rent	142,909	147,838
Total liabilities	3,101,896	4,278,849
Total stockholders’ equity	4,427,211	4,215,986
Total liabilities and stockholders’ equity	$7,529,107	$8,494,835

About Proginet Corporation

Proginet Corporation offers a universal, multi-platform software solution for fast, inexpensive and secure file transfers both inside and outside the enterprise. Proginet’s CyberFusion Integration Suite (CFI) ® is used by companies of all sizes to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe. With over 20 years of experience in the managed file transfer arena, Proginet’s global customer base spans more than 30 countries and includes many Fortune 500 companies. Headquartered in New York, the company is publicly traded on the OTCBB under the symbol  [PRGF.OB]. For more information, visit www.proginet.com.

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Press Contact(s)

Steve Flynn
Chief Operating Officer

+1 (516) 535-3620

steve.flynn@proginet.com

Disclaimer
This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission including, but not limited to Proginet’s Form 10-K, Forms 10-Q, and Forms 8-K (www.sec.gov).